Exhibit 10.43

BONE BIOLOGICS CORPORATION

AMENDMENT TO CONVERTIBLE SECURED TERM NOTES

This Amendment to Convertible Secured Term Notes (this “Amendment”) is entered into as of October 1, 2019, by and between Bone Biologics Corporation, a Delaware corporation (the “Maker”), and Hankey Capital, LLC (the “Payee”).

Recitals

Whereas, the Maker and the Payee are parties to those certain Convertible Promissory Notes issued by the Maker to the Payee (each a “Note” and collectively the “Notes”) as follows: (a) Note dated October 24, 2014, as amended, in the principal amount of $5,000,000; (b) Note dated May 24, 2015, as amended, in the principal amount of $2,000,000; (c) Note dated February 24, 2016 in the principal amount of $2,000,000; (d) Note dated March 19, 2019 in the principal amount of $2,000,000; and (e) Note dated September 19, 2019 in the principal amount of $1,100,000;

Whereas, the Maker and the Payee desire to amend each of the Notes as set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendment to Notes.

A. Section 3.1 of each Note is hereby amended and restated to read in its entirety as follows:

“3.1 Interest. Effective October 1, 2019, interest hereon shall accrue and be payable on the Maturity Date as defined below.

B. 3.2 Section 3.2 of each Note is hereby amended and restated to read in its entirety as follows:

“3.2 Maturity Date. The entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents, shall be due and payable, if not sooner paid, on December 31, 2021 or an earlier date as a result of a maturity, whether by acceleration or otherwise, pursuant to the terms of the Loan Documents (the “Maturity Date”).”

2. Miscellaneous.

A. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The delivery of facsimile or electronic signatures shall be as effective as the delivery of original signatures.

B. Except as expressly modified by this Amendment, each of the Notes shall remain unchanged and in full force and effect.

C. Payee hereby acknowledges that no Event of Default has occurred under the Notes.

[Signature page follows]

In Witness Whereof, the parties hereto have executed this Amendment as of the date set forth in the first paragraph above.

Bone Biologics Corporation

By:
Name:
Title:

Payee:

Hankey Capital, LLC.

By:
Name:
Title: